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                                                                   EXHIBIT 10-Ab

                            ZILA, INC. FISCAL YEAR 06
                          EMPLOYEE INCENTIVE BONUS PLAN

PURPOSE

The 2006 Zila Employee Incentive Bonus Plan has been established to attract, recognize and reward employees whose performance achieved above average success, resulting in strong business performance.

ELIGIBILITY

To be eligible to participate in this Plan, an employee must be:

-     A full-time (30 hours or more) Zila employee;

-     Active on Zila payroll;

Employees on a sales commission plan are eligible to participate; however "Eligible Earnings' will only reflect base salary. Employees hired after the start of the fiscal year will be eligible for a pro-rated portion.

PLAN TERM

The term of this Plan is August 1 through July 31 (the "Plan Year").

FUNDING

The funding for the Incentive Bonus Plan is discretionary and approved annually by the Senior Leadership Team and Zila's Board of Directors.

PLAN DESIGN

Awards will be calculated and paid after the close of the year on which the awards are based. The award amount will be based on Eligible Earnings, Target Award %, and the Business and Personal Performance Results, as follows:

                                           Business      Personal
    Eligible Earnings x Target Award % x Performance x Performance = BONUS AWARD
                                           Result        Result

"Eligible Earnings" is defined below. "Target Award %'s" are listed in Attachment A. "Business Performance Result" and "Personal Performance Result" are further described in Attachments B and C.

ADMINISTRATION

- The Compensation Committee of the Board of Directors will oversee this Plan, while the Vice President of Human Resources has the authority to manage, administer, amend and interpret the terms of the Plan.

- Any claims for payments under the Plan or any other matter relating to the Plan must be presented in writing to the Vice President of Human Resources within 60 days after the event that is the subject of the claim. The Vice President of Human Resources will then provide a response within 60 days, which response shall be final and binding.

GENERAL PROVISIONS

-     Awards are subject to all applicable taxes and other required deductions.

- This Plan does not constitute a guarantee of employment nor does it restrict Zila's rights to terminate employment at any time or for any reason

- The Plan and any individual award is offered as a gratuitous award at the sole discretion of Zila. The Plan does not create vested rights of any nature nor does it constitute a contract of employment or a contract of any other kind. The Plan does not create any customary concession or privilege to which there is any entitlement from year-to-year, except to the extent required under applicable law. Nothing in the Plan entitles an employee to any remuneration or benefits not set forth in the Plan nor does it restrict Zila's rights to increase or decrease the compensation of any employee, except as otherwise required under applicable law.

- The awards shall not become a part of any employment condition, regular salary, remuneration package, contract or agreement, but shall remain gratuitous in all respects. Awards are not to be taken into account for determining overtime pay, severance pay, termination pay, pay in lieu of notice, or any other form of pay or compensation.

- This Plan is provided at Zila's sole discretion and Zila may modify or eliminate it at any time, prospectively or retroactively, without notice or obligation. In addition, there is no obligation to extend or establish a plan in subsequent years.

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-     Awards for promoted employees will be calculated using the:

            - Target Award % prorated for the portion of the year the participant was in a different classification at the end of the Plan Year

PRESIDENT'S AWARD

The President may award a special bonus award payout to any employee(s) including an individual employed by a division(s) that does not qualify for the incentive bonus payout based on meeting the EBITDA criteria. These awards will be based on outstanding effort and performance of job responsibilities and/or for a unique contribution which impacts the company significantly.

EMPLOYEE STOCK OPTION AWARD

Employees whose performance is identified as `Outstanding' and `Exceeds Expectation' (Attachment B - Performance Score) will be considered the Top 20% performers (the "Top 20%"). Through this Plan, the Top 20% will be eligible to receive option grants to purchase shares of Zila's common stock. The President will recommend to the compensation committee of the board of directors the employees eligible for option grants under Zila's 1997 Stock Option Award Plan and the number of options to be granted to each eligible employee. The Compensation Committee will make the final determination on option grants. In addition, the compensation committee will make other determinations with respect to the options granted such as vesting periods, term of options and methods of exercise.

Options granted will be "incentive stock options" for tax purposes. Any employee granted an option will receive an option agreement and a prospectus at the time of such grant which will include an explanation of tax consequences and the character of the grant.

DISTRIBUTION

Distribution of the incentive awards earned through the plan year will occur ANNUALLY, following the fiscal year end close. All monies paid through the incentive plan will be distributed to the employee through regular payroll processing (less tax deductions) and all stock option grants will be presented within 100 days of the end of the fiscal year.

NEW DIVISIONS

Employees of newly acquired divisions will be eligible to participate in the Incentive Bonus Plan beginning August 1st following completion of the acquisition process and upon the termination of any existing plan. The eligibility requirements listed above will then be applied.

DEFINITIONS

Eligible Earnings: The Committee will determine Eligible Earnings consistent with their respective legal and practical requirements. (Eligible earnings generally represent regular pay and overtime.)

Employee: a person in an employee-employer relationship with the Company whose base wage or base salary is processed for payment by the Company's Payroll Department(s) and not by any other department of the Company (or by any other company). Exclusions include:

- Any independent contractor, consultant, or individual performing services for the Company who has entered into an independent contractor or consultant agreement;

- Any individual performing services under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company enters into for services;

- Any person classified by the Company as a temporary or contract labor (such as contractors, contract employees, job shoppers) regardless of the length of service; and

Earnings before Interest, Taxes, Depreciation and Amortization: Measures Zila's financial performance calculated as revenue minus expenses excluding interest, tax, depreciation and amortization.

Revenue Growth: Compares year-over-year growth with our target for revenue growth.

Incentive awards are intended to recognize and reward our outstanding employees for their performance and contributions. We have structured this plan to be equitable for both the company and employees. If circumstances occur where equity is not being served to the company or employees, the company reserves the right to reconsider and adjust any or all incentive awards accordingly. Incentive awards are not guaranteed and may be withdrawn or eliminated at the sole discretion of the company at any time.

Each employee's job entails responsibilities that are not specifically outlined in the incentive plan, and measurement of overall job performance will include those additional responsibilities as assigned by management.

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                                                                    Attachment A

                     TARGET AWARD BY EMPLOYEE CLASSIFICATION

Employees on payroll will be eligible to participate at the indicated Target Award %'s, assuming they meet the other eligibility criteria stated in this
Plan:

     EMPLOYEE CLASSIFICATION                       TARGET AWARD %
------------------------------------------------   --------------
A  CEO, CFO, Division President, General Counsel         50%
B  Division General Manager                              40%
C  Vice President                                        30%
D  Director/Controller                                   25%
E  Manager                                               22%
F  Supervisor/Coordinator                                20%
G  Staff                                                 15%

Target awards will be reviewed and approved annually by the Chairman & CEO and Vice President of Human Resources.

Unless otherwise determined, the following weightings will be used for combining the above performance factors to determine the overall Business Performance Result for each organization.

                                       EBITDA             REVENUE GROWTH
*EMPLOYEE GROUP                (ACHIEVEMENT VS PLAN)   (ACHIEVEMENT VS PLAN)
----------------------------   ---------------------   ---------------------
CEO, CFO, Vice President           70% Zila, Inc.          30% Zila, Inc.
Treasurer, Vice President
Corporate Secretary, General
Counsel
Division President, Division       50% Division            25% Division
General Manager                    25% Zila, Inc.
Vice Presidents                    70% Division            30% Division
Directors/Controllers              70% Division            30% Division
Managers                           70% Division            30% Division
Supervisors/Coordinators           70% Division            30% Division
Staff                              70% Division            30% Division

*Employee Group - Sales employees reverse the EBITDA and Revenue Growth percentages.

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                                                                    Attachment B

                          BUSINESS PERFORMANCE RESULTS

The Business Performance Results are based on performance of the following:

-     Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

-     Revenue Growth (RG)

The EBITDA component will be earned and calculated on achievement of quarterly and annual EBITDA goals set in the FY06 profit plan.

The following table illustrates the relationship between EBITDA and Revenue Growth and the performance result calculated for each.

     EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)

 Actual EBITDA as a   EBITDA Performance
% of Target EBITDA *      Result **
--------------------  ------------------
    200% or more            2.00x
        150%                1.50x
        125%                1.25x
        115%                1.15x
        100%                1.00x
     Below 100%              .00x

                                 REVENUE GROWTH

   Actual Revenue
  Growth as a % of       Revenue Growth
Target Rev Growth *   Performance Result **
-------------------   ---------------------
    125% or more              2.00x
        118%                  1.50x
        115%                  1.25x
        112%                  1.10x
        100%                  1.00x
     Below 100%                .00x

Performance between entries on these tables will be interpolated between the nearest values to assign factors.

Any division that is not budgeted to generate revenue during the fiscal year will have its bonus eligibility determined by its divisional EBITDA performance.

Unless otherwise determined, the following weightings will be used for combining the above performance factors to determine the overall Business Performance Result for each organization.

* The annual EBITDA and Revenue plan must be achieved to establish eligibility and the payout % is determined by the number of quarters that achieved plan.

** Assumes all four quarters achieve plan

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                                                                    Attachment C

                           PERSONAL PERFORMANCE RESULT

The Personal Performance Result is based on the performance of the individual in contributing to Zila's business performance. Only those employees meeting all plan criteria and rating at the high end of meets expectations scoring and above will be eligible for a bonus award. The cut off will be determined and justified at the end of the year.

Managers will select a Personal Performance Result for each employee from a performance range of 0x - 1.50x.

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